Exhibit 5.1

August 16, 2013

JA Solar Holdings Co., Ltd.

36 Jiang Chang San Road,

Zhabei, Shanghai, China 200436

The People’s Republic of China

RE:                           JA Solar Holdings Co., Ltd. —

Ordinary Shares and Warrant Offering

Ladies and Gentlemen:

We have acted as special United States counsel to JA Solar Holdings Co., Ltd., a company organized under the laws of the Cayman Islands (the “Company”), in connection in connection with the public offering of (a) 15,228,425 of the Company’s Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”) evidenced by 3,045,685 (the “Purchased ADSs”) American Depositary Shares (the “ADSs”), (b) a warrant, dated the date hereof,  to purchase up to 12,724,164 Ordinary Shares evidenced by ADSs (the “Series A-1 Warrant”), (c) a warrant, dated the date hereof, to purchase up to 12,724,164 Ordinary Shares evidenced by ADSs (“Series A-2 Warrant”), (d) a warrant, dated the date hereof, to purchase up to 12,724,164 Ordinary Shares evidenced by ADSs (“Series A-3 Warrant”) and (e) a warrant, dated the date hereof, to purchase up to 50,896,656 Ordinary Shares evidenced by ADSs (together with the Series A-1 Warrant, the Series A-2 Warrant and the Series A-3 Warrant, the “Warrants”). The Purchased ADSs and the Warrants are collectively referred to herein as the “Securities.”  On August 13, 2013, the Company entered into a Securities Purchase Agreement, dated August 13, 2013, between the Company and the buyers listed on the Schedule of Buyers thereto (the “Purchasers”), relating to the sale by the Company to the Purchasers of the Securities. The Warrants and the Deposit Agreement (as defined below) are referred to herein collectively as the “Transaction Documents.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(a)                                 the registration statement on Form F-3 (File No. 333-188895) of the Company relating to the Ordinary Shares represented by the Purchased ADSs, the Warrants and other securities of the Company filed on May 28, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Pre-Effective Amendment No. 1 thereto, including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on June 28, 2013 (such registration statement, as so amended, being hereinafter referred to as the “Basic Registration Statement”);

(b)                                 the registration statement on Form F-3MEF (File No. 333-190598) of the Company filed with the Commission pursuant to Rule 462(b) of the Rules and Regulations (together with the Basic Registration Statement, the “Registration Statement”);

(c)                                  an executed copy of the Deposit Agreement, dated as of February 6, 2007, by and among the Company, The Bank of New York, as depositary (the “Depositary”), and holders and beneficial owners of the ADSs issued thereunder (the “Deposit Agreement”);

(d)                                 the form of the American Depositary Receipt attached as Exhibit A to the Deposit Agreement;

(e)                                  an executed copy of each Warrant; and

(f)                                   copies of the letter, dated August 13, 2013, from JA Solar USA. Inc. (the “Agent for Service of Process”) accepting its appointment as agent for service of process under the Transaction Documents.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the

Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties.  We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the Cayman Islands) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of New York insofar as we express our opinion herein.  We have also assumed that the terms of the Warrants and ADSs have been established so as not to, and that the execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which any of the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Basic Registration Statement or the Company’s Annual Report on Form 20-F that, in each case, are governed by New York law), (ii) any law, rule, or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined-on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.  Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that

1.                                      When each Warrant is executed and delivered to the Purchasers in accordance with the terms of the Purchase Agreement, each of the Warrants will constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.                                      Upon issuance by the Depositary of the Purchased ADSs against the deposit of Ordinary Shares in accordance with the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(c)                                  we do not express any opinion with respect to the enforceability of any arbitration provision contained in any Transaction Agreement;

(d)                                 we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(e)                                  we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;

(f)                                   to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402  and (ii) principles of comity or constitutionality;

(g)                                  we do not express any opinion with respect to the enforceability of Section 11 of each of the Warrants to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular court or courts;

(h)                                 we do not express any opinion with respect to Section 7.07 of the Deposit Agreement to the extent that such section provides for a waiver of trial by jury;

(i)                                     we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(j)                                    in rendering the opinion set forth in paragraph 2, we have assumed that (i) the Ordinary Shares that will be deposited with the Depositary in connection with the issuance of the Purchased ADSs will have been duly authorized, validly issued and will be fully paid and nonassessable and that any preemptive rights with respect to such Ordinary Shares will have been validly waived or exercised, and (ii) such Ordinary Shares will be free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind or any restriction on transfer or voting;

(k)                                 we have assumed that service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and

(l)                                     we do not express any opinion if and to the extent the Agent for Service of Process shall resign its appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 6-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement to the Registration Statement, dated August 13, 2013, and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP